UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 25, 2006
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, Washington		98021

(Address of Principal Executive Offices)		(Zip Code)
(425) 402-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 25, 2006, we entered into the Fourth Amendment to OEM Purchase Agreement (the “Fourth Amendment”) with GE Medical Systems Information Technologies, Inc. (“GEMS-IT”), which amended the OEM Purchase Agreement between us and GEMS-IT dated July 29, 2003, as amended (such agreement together with all amendments, including the Fourth Amendment, collectively, the “Purchase Agreement”). Under the terms of the Purchase Agreement, we are manufacturing for sale exclusively by GEMS-IT a defibrillator-monitor for use by medical professionals responding to cardiac emergencies in hospital settings. A copy of the Fourth Amendment will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2006.
     Under the terms of the Fourth Amendment, the term of Purchase Agreement was extended until December 31, 2011, unless earlier terminated under the terms of the Purchase Agreement. The Fourth Amendment provides for an annual minimum purchase quantity by GEMS-IT of 1,700 units of certain automated external defibrillator products, subject to the products meeting performance specifications and the maintenance of specified regulatory approvals, and establishes new prices for products sold pursuant to the Purchase Agreement, which are subject to adjustment based on our costs to produce and deliver the products. The Fourth Amendment also provides for specified warranty periods for the products sold under the Purchase Agreement and for amended terms and conditions of the warranty and other support services we will provide to GEMS-IT under the Purchase Agreement.
Item 7.01. Regulation FD Disclosure.
     On October 30, 2006, we issued a press release regarding the Fourth Amendment, which is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press release issued by Cardiac Science Corporation dated October 30, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ MICHAEL K. MATYSIK
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: October 30, 2006

INDEX TO EXHIBITS
99.1	Press release issued by Cardiac Science Corporation dated October 30, 2006.